EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 314 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended January 31, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Other Service Providers” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 29, 2019

Schedule A

Report Date	Fund Name

March 21, 2019	Parametric Emerging Markets Fund
March 21, 2019	Parametric International Equity Fund
March 21, 2019	Parametric Volatility Risk Premium – Defensive Fund
March 21, 2019	Eaton Vance Emerging Markets Debt Fund